EXHIBIT 4.5

                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (this "AGREEMENT") is made and entered into as of March 29, 2001, by PICK-UPS PLUS, INC., a Delaware Corporation (the "COMPANY"); THE MAY DAVIS GROUP, INC., a Maryland corporation (the "PLACEMENT AGENT"); and FIRST UNION NATIONAL BANK, a national banking association, as Escrow Agent hereunder (the "ESCROW AGENT").

                                   BACKGROUND

         WHEREAS, the Company and the Placement Agent have entered into a Placement Agent Agreement (the "PLACEMENT AGENT AGREEMENT"), dated as of the date hereof, pursuant to which the Company proposes to sell convertible debentures (the "CONVERTIBLE DEBENTURES") which shall be convertible into the Company's Common Stock, $0.001 par value per share (the "COMMON STOCK"), at the Purchase Price, as that term is defined in the Securities Purchase Agreement dated the date hereof between the Company and the Investors named therein (the "SECURITIES PURCHASE AGREEMENT"). The Securities Purchase Agreement provides that the Investor(s) shall deposit the purchase amount in a segregated escrow account to be held by Escrow Agent in order to effectuate a disbursement to the Company at an initial and secondary closing to be held as set forth in the Securities Purchase Agreement (the "INITIAL CLOSING" and the "SECONDARY CLOSING" collectively referred to as the "CLOSINGS").


         WHEREAS, the Placement Agent intends to sell the Convertible Debentures as the Company's agent in two (2) traunches of Two Hundred and Fifty Thousand Dollars ($250,000) (the "OFFERING").

         WHEREAS, Escrow Agent has agreed to accept, hold, and disburse the funds deposited with it in accordance with the terms of this agreement.

         WHEREAS, in order to establish the escrow of funds and to effect the provisions of the Securities Purchase Agreement, the parties hereto have entered into this Agreement.


         NOW THEREFORE, in consideration of the foregoing, it is hereby agreed as follows:

         1. DEFINITIONS. The following terms shall have the following meanings when used herein:

                  a. "ESCROW FUNDS" shall mean the funds deposited with Escrow Agent pursuant to this Agreement necessary to effectuate an Initial Closing of up to Two Hundred and Fifty Thousand Dollars ($250,000) and a Secondary Closing of up to Two Hundred and Fifty Thousand Dollars ($250,000) .

                  b. "JOINT WRITTEN DIRECTION" shall mean a written direction executed by the Placement Agent and the Company directing Escrow Agent to disburse all or a portion of the Escrow Funds or to take or refrain from taking any action pursuant to this Agreement.

                  c. "ESCROW PERIOD" shall begin with the commencement of the Offering and shall terminate upon the earlier to occur of the following dates:

                     (i) The date upon which Escrow Agent confirms that it has received in the Escrow Account all of the proceeds for a Secondary Closing as outlined in the Securities Purchase Agreement (unless extended by mutual written agreement between the Company and the Placement Agent with a copy of such extension to Escrow Agent); or

                     (ii) The date upon which a determination is made by the Company and the Placement Agent to terminate the Offering prior to the sale of all the Convertible Debentures.

During the Escrow Period, the Company and the Placement Agent are aware that they are not entitled to any funds received into escrow and no amounts deposited in the Escrow Account shall become the property of the Company or the Placement Agent or any other entity, or be subject to the debts of the Company or the Placement Agent or any other entity.

         2. APPOINTMENT OF AND ACCEPTANCE BY ESCROW AGENT. The Placement Agent and the Company hereby appoint the Escrow Agent to serve as Escrow Agent hereunder. The Escrow Agent hereby accepts such appointment and, upon receipt by wire transfer of the Escrow Funds in accordance with Section 3 below, agrees to hold, invest and disburse the Escrow Funds in accordance with this Agreement.

         3. CREATION OF ESCROW FUNDS. On or prior to the date of the commencement of the Offering, the parties shall establish an escrow account with the Escrow Agent, which escrow account shall be entitled as follows: Pick - Ups Plus, Inc./May Davis Group, Inc. Escrow Account for the deposit of the Escrow Funds. The Placement Agent will instruct subscribers to wire funds to the account of the Escrow Agent as follows:

Bank: First Union National Bank of New Jersey
Routing # 031201467
Account # 2020000659170
Name on Account: Butler Gonzalez LLP/First Union Escrow Account
Name on Sub-Account:  Pick - Ups Plus, Inc./May Davis Group, Inc.
                      Escrow account
Reference Sub-Account #  1430-01
Attn:  Robert Mercado (732) 452-3005
       Carmela Agugliaro (732) 452-3005 Only wire transfers shall be accepted.

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

         4. DEPOSITS INTO THE ESCROW ACCOUNT. The Placement Agent agrees that they shall promptly deliver all monies received from subscribers for the payment of the Convertible Debentures to the Escrow Agent for deposit in the Escrow Account.

         5.       DISBURSEMENTS FROM THE ESCROW ACCOUNT.

                  a. At such time as Escrow Agent has collected and deposited instruments of payment in the total amount of the Initial Closing, Escrow Agent shall notify the Company and the Placement Agent. The Escrow Agent will continue to hold such funds until Placement Agent and Company execute a Joint Written Direction directing the Escrow Agent to disburse the Proceeds pursuant to Joint Written Direction signed by the Company and the Placement Agent. In disbursing such funds, Escrow Agent is authorized to rely upon such Joint Written Direction from Company and the Placement Agent and may accept any signatory from the Company listed on the signature page to this Agreement and any signature from the Placement Agent that Escrow Agent already has on file.

                  b. At such time as Escrow Agent has collected and deposited instruments of payment in the total amount of the Secondary Closing, Escrow Agent shall notify the Company and the Placement Agent. The Escrow Agent will continue to hold such funds until Placement Agent and Company execute a Joint Written Direction directing the Escrow Agent to disburse the Proceeds pursuant to Joint Written Direction signed by the Company and the Placement Agent. In disbursing such funds, Escrow Agent is authorized to rely upon such Joint Written Direction from Company and the Placement Agent and may accept any signatory from the Company listed on the signature page to this Agreement and any signature from the Placement Agent that Escrow Agent already has on file.

                  c. In the event the Escrow Agent does not receive the Escrow Funds from the Investors in the amount of the Purchase Price, the Escrow Agent shall notify the Company and the Placement Agent. Upon receipt of payment instructions from the Company and the Placement Agent, the Escrow Agent shall disburse the Escrow Funds to the Company or refund to each subscriber without interest the amount received from each Investor, without deduction, penalty, or expense to the subscriber. The purchase money returned to each subscriber shall be free and clear of any and all claims of the Company, the Placement Agent or any of their creditors.

                  d. In the event Escrow Agent does receive the Purchase Price prior to expiration of the Escrow Period, in no event will the Escrow Funds be released to the Company until such amount is received by Escrow Agent in collected funds. For purposes of this Agreement, the term "COLLECTED FUNDS" shall mean all funds received by Escrow Agent which have cleared normal banking channels and are in the form of cash.

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

         6. COLLECTION PROCEDURE. Escrow Agent is hereby authorized to forward each wire for collection and, upon collection of the proceeds of each wire deposit the collected proceeds in the Escrow Account.

         Any wires returned unpaid to Escrow Agent shall be returned to the Placement Agent. In such cases, Escrow Agent will promptly notify the Company of such return.

         If the Company rejects any subscription for which the Escrow Agent has already collected funds, Escrow Agent shall promptly issue a refund check or wire to the rejected subscriber. If the Company rejects any subscription for which Escrow Agent has not yet collected funds but has submitted the subscriber's wire for collection, Escrow Agent shall promptly issue a check or wire the amount of the subscriber's wire to the rejected subscriber after Escrow Agent has cleared such funds. If Escrow Agent has not yet submitted a rejected subscriber's wire for collection, Escrow Agent shall promptly remit the subscriber's wire directly to the subscriber. The Company shall provide payment instructions to Escrow Agent.

         7. SUSPENSION OF PERFORMANCE: DISBURSEMENT INTO COURT. If at any time, there shall exist any dispute between the Company and the Placement Agent with respect to holding or disposition of any portion of the Escrow Funds or any other obligations of Escrow Agent hereunder, or if at any time Escrow Agent is unable to determine, to Escrow Agent's sole satisfaction, the proper disposition of any portion of the Escrow Funds or Escrow Agent's proper actions with respect to its obligations hereunder, or if the parties have not within thirty (30) days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 9 hereof, appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

                  a. suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall be appointed (as the case may be); provided however, Escrow Agent shall continue to invest the Escrow Funds in accordance with Section 8 hereof; and/or

                  b. petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all funds held by it in the Escrow Funds, after deduction and payment to Escrow Agent of all fees and expenses (including court costs and attorneys' fees) payable to, incurred by, or expected to be incurred by Escrow Agent in connection with performance of its duties and the exercise of its rights hereunder.

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

                  c. Escrow Agent shall have no liability to the Company, the Placement Agent, or any person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of funds held in the Escrow Funds or any delay in with respect to any other action required or requested of Escrow Agent.

         8. INVESTMENT OF ESCROW FUNDS. Escrow Agent shall deposit the Escrow Funds in a non-interest bearing money market account.

         If Escrow Agent has not received a Joint Written Direction at any time that an investment decision must be made, Escrow Agent shall invest the Escrow Funds, or such portion thereof, as to which no Joint Written Direction has been received, in investments described above. The foregoing investments shall be made by Escrow Agent. Notwithstanding anything to the contrary contained, Escrow Agent may, without notice to the parties, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any release of funds permitted or required hereunder, and Escrow Agent shall not be liable or responsible for any loss, cost or penalty resulting from any such sale or liquidation. With respect to any funds received by Escrow Agent for deposit into the Escrow Funds or any Joint Written Direction received by Escrow Agent with respect to investment of any funds in the Escrow Funds after ten o'clock, a.m., New Jersey time, Escrow Agent shall not be required to invest such funds or to effect such investment instruction until the next day upon which banks in New Jersey are open for business.

         9. RESIGNATION AND REMOVAL OF ESCROW AGENT. Escrow Agent may resign from the performance of its duties hereunder at any time by giving thirty
(30) days' prior written notice to the parties or may be removed, with or without cause, by the parties, acting jointly, by furnishing a Joint Written Direction to Escrow Agent, at any time by the giving of ten (10) days' prior written notice to Escrow Agent as provided herein below. Upon any such notice of resignation or removal, the representatives of the Placement Agent and the Company identified in Sections 13a. (iv) and 13b. (iv), below, jointly shall appoint a successor Escrow Agent hereunder, which shall be a commercial bank, trust company or other financial institution with a combined capital and surplus in excess of $10,000,000.00. Upon the acceptance in writing of any appointment of Escrow Agent hereunder by a successor Escrow Agent, such successor Escrow Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent shall be discharged from its duties and obligations under this Escrow Agreement, but shall not be discharged from any liability for actions taken as Escrow Agent hereunder prior to such succession. After any retiring Escrow Agent's resignation or removal, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement. The retiring Escrow Agent shall transmit all records pertaining to the Escrow Funds and shall pay all funds held by it in the Escrow Funds to the successor Escrow Agent, after making copies of such records as the retiring Escrow Agent deems advisable and after deduction and payment to the retiring Escrow Agent of all fees and expenses (including court costs and attorneys' fees) payable to, incurred by, or expected to be incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

         10.      LIABILITY OF ESCROW AGENT.

                  a. Escrow Agent shall have no liability or obligation with respect to the Escrow Funds except for Escrow Agent's willful misconduct or gross negligence. Escrow Agent's sole responsibility shall be for the safekeeping, investment, and disbursement of the Escrow Funds in accordance with the terms of this Agreement. Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice or any fact or circumstance not specifically set forth herein. Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and conform to the provisions of this Agreement. In no event shall Escrow Agent be liable for incidental, indirect, special, and consequential or punitive damages. Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited, this Agreement or the Securities Purchase Agreement, or to appear in, prosecute or defend any such legal action or proceeding. Escrow Agent may consult legal counsel selected by it in any event of any dispute or question as to construction of any of the provisions hereof or of any other agreement or its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instructions of such counsel. The Company and the Placement Agent jointly and severally shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

                  b. Escrow Agent is hereby authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Funds, without determination by Escrow Agent of such court's jurisdiction in the matter. If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in any case any order judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ judgment or decree which it is advised by legal counsel selected by it, binding upon it, without the need for appeal or other action; and if Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

         11. INDEMNIFICATION OF ESCROW AGENT. From and at all times after the date of this Agreement, the parties jointly and severally, shall, to the fullest extent permitted by law and to the extent provided herein, indemnify and hold harmless Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the "INDEMNIFIED PARTIES") against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorney's fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action, or proceeding (including any inquiry or investigation) by any person, including without limitation the parties to this Agreement, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transaction contemplated herein, whether or not any such Indemnified Party is a party to any such action or proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted from the gross negligence or willful misconduct of such Indemnified Party. If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify the Company and the Placement Agent hereunder in writing, and the Placement Agent and the Company shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel (who may be selected by such Indemnified Party in its sole discretion) in any such action and to participate and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such Indemnified Party, except that the Placement Agent and/or the Company shall be required to pay such fees and expense if (a) the Placement Agent or the Company agree to pay such fees and expenses, or (b) the Placement Agent and/or the Company shall fail to assume the defense of such action or proceeding or shall fail, in the sole discretion of such Indemnified Party, to employ counsel reasonably satisfactory to the Indemnified Party in any such action or proceeding, (c) the Placement Agent and the Company are the plaintiff in any such action or proceeding or (d) the named or potential parties to any such action or proceeding (including any potentially impleaded parties) include both the Indemnified Party, the Company and/or the Placement Agent and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company or the Placement Agent. The Placement Agent and the Company shall be jointly and severally liable to pay fees and expenses of counsel pursuant to the preceding sentence, except that any obligation to pay under clause (a) shall apply only to the party so agreeing. All such fees and expenses payable by the Company and/or the Placement Agent pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim. The obligations of the parties under this section shall survive any termination of this Agreement, and resignation or removal of the Escrow Agent shall be independent of any obligation of Escrow Agent.

         The parties agree that neither payment by the Company or the Placement Agent of any claim by Escrow Agent for indemnification hereunder shall impair, limit, modify, or affect, as between the Placement Agent and the Company, the respective rights and obligations of Placement Agent, on the one hand, and the Company, on the other hand, under the Placement Agent Agreement.

         12. EXPENSES OF ESCROW AGENT. Except as set forth in Section 11 the Company shall reimburse Escrow Agent for all of its reasonable out-of-pocket expenses, including attorneys' fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like. All of the compensation and reimbursement obligations set forth in this Section shall be payable by the Company, upon demand by Escrow Agent. The obligations of the Company under this Section shall survive any termination of this Agreement and the resignation or removal of Escrow Agent.


         13.      WARRANTIES.

                  a. Placement Agent makes the following representations and warranties to Escrow Agent:

                     (i) Placement Agent has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder.

                     (ii) This Escrow Agreement has been duly approved by all necessary corporate action of Placement Agent, including any necessary shareholder approval, has been executed by duly authorized officers of the Placement Agent, enforceable in accordance with its terms.

                     (iii) The execution, delivery, and performance of the Placement Agent of this Agreement will not violate, conflict with, or cause a default under the certificate of incorporation or bylaws of Placement Agent, any applicable law or regulation, any court order or administrative ruling or degree to which the Placement Agent is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement.

                     (iv) Michael Jacobs has been duly appointed to act as the representative of the Placement Agent hereunder and has full power and authority to execute, deliver, and perform this Escrow Agreement, to execute and deliver any Joint Written Direction, to amend, modify, or waive any provision of this Agreement, and to take any and all other actions as the Placement Agent's representative under this Agreement, all without further consent or direction form, or notice to, the Placement Agent or any other party.

                     (v) No party other than the parties hereto and the Investors have, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof.

                     (vi) All of the representations and warranties of the Placement Agent contained herein are true and complete as of the date hereof and will be true and complete at the time of any disbursement from the Escrow Funds.

                  b. The Company makes the following representations and warranties to Escrow Agent:

                     (i) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder.

                     (ii) This Escrow Agreement has been duly approved by all necessary corporate action of the Company, including any necessary shareholder approval, has been executed by duly authorized officers of the Company, enforceable in accordance with its terms.

                     (iii) The execution, delivery, and performance by the Company of this Escrow Agreement is in accordance with the Purchase Agreement and will not violate, conflict with, or cause a default under the certificate of incorporation or bylaws of the Company, any applicable law or regulation, any court order or administrative ruling or decree to which the Company is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement, including without limitation to the Securities Securities Purchase Agreement, to which the Company is a party.

                     (iv) John Fitzgerald has been duly appointed to act as the representative of the Company hereunder and has full power and authority to execute, deliver, and perform this Escrow Agreement, to execute and deliver any Joint Written Direction, to amend, modify or waive any provision of this Agreement and to take all other actions as the Company's Representative under this Agreement, all without further consent or direction from, or notice to, the Company or any other party.

                     (v) No party other than the parties hereto and the Investors have, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof.

                     (vi) All of the representations and warranties of the Company contained herein are true and complete as of the date hereof and will be true and complete at the time of any disbursement from the Escrow Funds.

         14. CONSENT TO JURISDICTION AND VENUE. In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Agreement, the parties hereto agree that the United States District Court for the District of New Jersey shall have the sole and exclusive jurisdiction over any such proceeding. If all such courts lack federal subject matter jurisdiction, the parties agree that the Superior Court Division of New Jersey, Chancery Division of Essex County shall have sole and exclusive jurisdiction. Any of these courts shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue. The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept the service of process to vest personal jurisdiction over them in any of these courts.

         15. NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered five (5) days after deposit in the United States mails, by certified mail with return receipt requested and postage prepaid, when delivered personally, one (1) day delivered to any overnight courier, or when transmitted by facsimile transmission and upon confirmation of recipet and addressed to the party to be notified as follows:


If to Placement Agent, to:         The May Davis Group, Inc.
                                   One World Trade Center
                                   New York, NY 10048
                                   Attention: Michael Jacobs
                                   Telephone: (212)775-7400
                                   Facsimile: (212) 775-8166

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

With Copy to:                      Butler Gonzalez LLP
                                   1000 Stuyvesant Avenue
                                   Union, NJ 07083
                                   Attention: David Gonzalez, Esq.
                                   Telephone: (908) 810-8588
                                   Facsimile: (908) 810-0973

If to the Company, to:             Pick - Ups Plus, Inc.
                                   5181 Natorp Boulevard
                                   Mason, Ohio 45040
                                   Attention:  John Fitzgerald
                                               President
                                   Telephone:  (513) 398-4344
                                   Facsimile:  (513) 398-4271

With a copy to:                    Seth A. Farbman P.C.
                                   138-54 Jewel Avenue
                                   Flushing, New York
                                   Attention:  Seth A. Farbman, Esq.
                                   Telephone:  (718) 261-4327
                                   Facsimile:  (718) 261-8807

If to Escrow Agent, to:            First Union National Bank,
                                   407 Main Street
                                   Metuchen, NJ 08840
                                   Attention:  Robert Mercado
                                               Carmela Agugliaro
                                   Telephone:  (732) 452-3005


Or to such other address as each party may designate for itself by like notice.

         16. AMENDMENTS OR WAIVER. This Agreement may be changed, waived, discharged or terminated only by a writing signed by the parties hereto. No delay or omission by any party in exercising any right with respect hereto shall operate as waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

         17. SEVERABILITY. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition, or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         18. GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New Jersey without giving effect to the conflict of laws principles thereof.

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

         19. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between the parties relating to the holding, investment, and disbursement of the Escrow Funds and sets forth in their entirety the obligations and duties of the Escrow Agent with respect to the Escrow Funds.

         20. BINDING EFFECT. All of the terms of this Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective heirs, successors and assigns of the Placement Agent, the Company, or the Escrow Agent.

         21. EXECUTION OF COUNTERPARTS. This Agreement and any Joint Written Direction may be executed in counter parts, which when so executed shall constitute one and same agreement or direction.

         22. TERMINATION. Upon the first to occur of the disbursement of all amounts in the Escrow Funds pursuant to Joint Written Directions or the disbursement of all amounts in the Escrow Funds into court pursuant to Section 7 hereof, this Agreement shall terminate and Escrow Agent shall have no further obligation or liability whatsoever with respect to this Agreement or the Escrow Funds.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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

IN WITNESS WHEREOF the parties have hereunto set their hands and seals the day and year above set forth.

                                           PICK - UPS PLUS, INC.

                                           By: /s/ JOHN FITZGERALD
                                               ---------------------------------
                                               Name:  John Fitzgerald
                                               Title: President


                                           FIRST UNION NATIONAL BANK

                                           By: /s/ ROBERT MERCADO
                                               ---------------------------------
                                               Name:  Robert Mercado
                                               Title: As Escrow Agent


                                           THE MAY DAVIS GROUP, INC.

                                           By: /s/ MICHAEL JACOBS
                                               ---------------------------------
                                               Name:  Michael Jacobs
                                               Title: Managing Director

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